Exhibit 99.2

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Exton, Pennsylvania	Contact: Timothy Scanlan
March 20, 2013	(860) 704-6820

Omega Flex, Inc. Announces Settlement Agreement

Reports Subsequent Event to 2012 Fiscal Year Results

EXTON, PA, March 20, 2013 – Omega Flex, Inc. (the “Company”) (NASDAQ: OFLX) announced that its English subsidiary, Omega Flex Limited (“OFL”), has reached an agreement to settle litigation related to a construction project in Milton Keynes, England that involved a number of parties and issues.  This agreement fully resolves all claims related to the construction project, including claims regarding performance deficiencies of OFL products at the site.  OFL believes that the claims are without merit and strongly disagrees with the allegation that the products caused any delays or damages at the site.  Following protracted litigation and the uncertain prospects of a trial and the possibility of costs being assessed against OFL, the board of directors of OFL decided that it would be in the best interests of that company to enter into this agreement to resolve these claims and avoid potentially costly litigation.

OFL agreed to resolve claims by making a one-time payment of £800,000, which on a consolidated basis after considering all ancillary charges, will result in an after-tax charge to earnings of the Company of $820,000 ($0.08 per basic and diluted common share) in both the Company’s fourth quarter and year ended December 31, 2012.  The settlement agreement was entered into after the Company announced its preliminary results of operations for the fourth quarter and year ended December 31, 2012, but prior to the filing of the Company’s Annual Report on Form 10-K with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2012.  In accordance with U.S. generally accepted accounting principles, the Company is required to recognize the consummation of this agreement as a subsequent event in its 2012 fiscal year results because the event is related to conditions that existed at the balance sheet date of December 31, 2012. The Company’s Net Sales and Net Income attributable to Omega Flex, Inc. for the quarter and year ended December 31, 2012, as reported in the Company’s Current Report on Form 8-K furnished on February 21, 2013, are being revised to reflect the effects of the settlement agreement as indicated below. Although this agreement will not have an effect on full year 2013 earnings, cash flow from operations will be impacted when this settlement payment is made.

	OMEGA FLEX, INC. (OFLX)
	Twelve Months Ended December 31,		Three Months Ended December 31,
	2012	2011	2012	2011

Net Sales	$64,016,000	$54,193,000	$18,426,000	$15,618,000

Net Income attributable to Omega Flex, Inc.	$6,876,000	$4,647,000	$774,000	$1,708,000

Earnings Per Share – Basic and Diluted	$0.68	$0.46	$0.08	$0.17

Weighted Average Shares – Basic and Diluted	10,091,822	10,091,822	10,091,822	10,091,822

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Omega Flex to control. Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, which are not historical facts, but rather reflect Omega Flex’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s view only as of the date of this news release. Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

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